Exhibit 99.1
D-Wave Announces Appointment of Two New Board Members
Growth-oriented technology industry veterans to support increasing market adoption of D-Wave’s annealing quantum computing solutions
PALO ALTO, Calif. --- October 30, 2024 -- D-Wave Quantum Inc. (NYSE: QBTS), a leader in quantum computing systems, software, and services and the world’s first commercial supplier of quantum computers, today announced the appointments of veteran technology industry leaders, John DiLullo and Rohit Ghai, to its board of directors. The new board members join at a key time for the company, as it executes an aggressive go-to-market strategy designed to rapidly accelerate the adoption of its annealing quantum computing solutions across global businesses, research institutions and government agencies.
John DiLullo currently serves as chief executive officer at Deepwatch, a leading managed security platform for cyber resilient enterprises. With a track record spanning more than 30 years in technology, including more than 15 years in networking and cybersecurity, DiLullo brings leadership expertise in growth and profitability transformation. A long-time customer advocate, DiLullo is focused on improving a customer’s technology adoption experience, championing customer success and ROI, and embracing specialized routes to market for significant growth. Prior to his role at Deepwatch, DiLullo held CEO positions at LiveVox and Lastline Security, as well as senior executive level positions with F5 Networks, HP/Aruba Networks, Cisco Systems, and Sonicwall.
Rohit Ghai is currently the chief executive officer of RSA, a global leader in identity and access management solutions for security-first organizations. Ghai has experience in both startups and large enterprises, with expertise in digital transformation in highly regulated markets and knowledge across software, systems and security. Ghai was president of RSA during its tenure as a Dell Technologies business. Prior to that, he served as president of Dell EMC’s Enterprise Content Division and held senior engineering and management roles at Symantec, Computer Associates and Cheyenne Software.
“The era of commercial quantum computing is here, and D-Wave is at the forefront of helping organizations solve previously unsolvable business problems including advanced logistics and scheduling, material science innovation, drug discovery and supply chain optimization,” said DiLullo. “If we’ve learned anything in past decades, it’s that the world’s demand for AI-dependent, productivity-liberating, high-speed computing is insatiable. I’m looking forward to sharing my expertise in driving commercial technology adoption in support of the company’s rapidly expanding customer footprint and eco-friendly usage of quantum technology in serving real-world enterprise computing needs.”

“D-Wave’s opportunity is significant, as entire industries are transformed with the use of new computing paradigms like artificial intelligence and annealing quantum computing technology,” said Ghai. “I’m excited to join D-Wave at this time of hyper-growth and believe my background in transformational go-to-market strategies will help the company continue to capitalize on its unique market position.”

“D-Wave is at a pivotal stage in its business, having built the world’s largest quantum computer and developing solutions that enable businesses, researchers and governments to harness the power of this technology to solve highly complex problems,” said Steve West, chair of the D-Wave board. “The appointments of John and Rohit to the D-Wave board are well-timed in helping the company take full advantage of its near-term growth opportunities.”
“John and Rohit are veteran technology leaders who each bring an aggressive growth mindset to the D-Wave board,” said Dr. Alan Baratz, CEO of D-Wave. “I’m looking forward to working closely with them as we continue to build the business, advance our strategic GTM efforts, and support customers’ adoption of annealing quantum computing as part of their core computational infrastructure.”
About D-Wave Quantum Inc.
D-Wave is a leader in the development and delivery of quantum computing systems, software, and services, and is the world’s first commercial supplier of quantum computers—and the only company building both annealing quantum computers and gate-model quantum computers. Our mission is to unlock the power of quantum computing today to benefit business and society. We do this by delivering customer value with practical quantum applications for problems as diverse as logistics, artificial intelligence, materials sciences, drug discovery, scheduling, cybersecurity, fault detection, and financial modelling. D-Wave’s technology has been used by some of the world’s most advanced organizations including Mastercard, Deloitte, Davidson Technologies, ArcelorMittal, Siemens Healthineers, Unisys, NEC Corporation, Pattison Food Group Ltd., DENSO, Lockheed Martin, Forschungszentrum Jülich, University of Southern California, and Los Alamos National Laboratory.
Forward-Looking Statements
Certain statements in this press release are forward-looking, as defined in the Private Securities Litigation Reform Act of 1995. These statements involve risks, uncertainties, and other factors that may cause actual results to differ materially from the information expressed or implied by these forward-looking statements and may not be indicative of future results. These forward-looking statements are subject to a number of risks and uncertainties, including, among others, various factors beyond management’s control, including the risks set forth under the heading “Risk Factors” discussed under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC. Undue reliance should not be placed on the forward-looking statements in this press release in making an investment decision, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.

Media Contact:
D-Wave
Alex Daigle
media@dwavesys.com

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